SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2006 (September 18, 2006)

SoftNet Technology Corp.
(Exact name of Registrant as specified in charter)

    Nevada                                    000-07693                                 74-3035831
(State or other                        (Commission file                         (I.R.S. Employer
   jurisdiction of                            number)                             Identification Number)
incorporation)

Woodbridge Corporate Plaza
485 Route 1 South, Building C, Suite 350A
Iselin, New Jersey  08830
 (Address of Principal Executive Offices)

11 Commerce Drive, 2nd Floor
Cranford, New Jersey  07016
(Prior Address if Changed From Last Report)

(908) 212-1799
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry into a Material Definitive Agreement

          On September 29, 2006, the Company entered into a Merger Agreement with PeriNet Technologies, LLC (“PeriNet”), a Pennsylvania based information technology firm, whereby PeriNet would merge with and into the Company.  Under the terms of the merger, the Company will pay a total of $300,000 in cash, over a period of 180 days, and issue restricted Class A Common Stock of the Company with a maximum value of $2,100,000, $1,000,000 of which is guaranteed and the remained being vested based on future performance.  Attached as Exhibit 99.01 is the Merger Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

          As set forth in Item 1.02 above, the Company entered into a certain Merger Agreement (the “Agreement”) with PeriNet pursuant to which PeriNet would merge with and into the Company (the “Merger”).  The closing of the Agreement took place simultaneous with the execution of the Agreement on September 29, 2006 and the Merger became effective on October 1, 2006.  The Company will file the Articles of Merger with the Secretary of State of the State of Nevada and Pennsylvania.  In the Agreement, the Company reserved the right to unwind the transaction if it is unsatisfied with the results of a full audit of the books and records of PeriNet.  Accordingly, the Company will file an amendment to this report to include financial statements and pro forma financial statements following the completion of the audit and in time period prescribed by Item 9.01(b)(ii).

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective 12:00 a.m. on September 29, 2006, James M. Farinella resigned as the Company’s Chief Executive Officer and as the Company’s Chairman Board of Directors.  The Company announced, on September 18, 2006 (see, Item 7.01 below), the appointment of three new members, Darren Tietsworth, George Pappas and Kevin Cotter, to the Board of Directors.  The appointment became effective October 1, 2006. Accordingly, with the resignation of Mr. Farinella, the Board of Directors is now constituted of four members.  Attached as Exhibit 99.02 is Mr. Farinella’s resignation.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change of Company’s Principal Offices.

          The Company will file an Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to reflect that the address of the Company’s principal offices have changed to Woodbridge Corporate Plaza, 485 Route 1 South, Building C, Suite 350A, Iselin, New Jersey  08830.

Item 7.01    Regulation FD Disclosure.

          On September 18, 2006, the Company announced in a press release (SoftNet Technology Adds 3 New Board Of Director Members) that the Company appointed three new members to the Board of Directors (see, Item 5.02 above). A copy of the press release is attached hereto as Exhibit 99.03.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit  99.03 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

          On October 2, 2006, the Company announced in a press release (SoftNet Technology Corp. Acquires PeriNet Technologies through Recent Merger) that PeriNet Technologies, LLC merged with, and into, the Company (see, Items 1.02 and 2.01 above).  A copy of the press release is attached hereto as Exhibit 99.04.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit  99.04 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.       Financial Statements of Businesses Acquired.

The required financial statements will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

b.       Pro Forma Financial Information.

The required pro forma financial information will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

c.       Exhibits.
          99.01           Merger Agreement.
          99.02           Resignation of James M. Farinella
          99.03           Press Release Dated September 18, 2006.
          99.04           Press Release Dated October 2, 2006.

Signatures

          Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 4, 2006                                                                 SoftNet Technology Corp.
                                                                                                       (Registrant)

                                                                                                       /s/  Kevin Holt
                                                                                                       Kevin Holt/President